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                                  Exhibit 24.1

                      Consent of Davis, Kinard & Co., P.C.





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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Compensation Agreement and Stock Sale Lock-Up Agreement by and between William D. Josserand, Jr. and Lone Star International Energy, Inc., Deferred Compensation Agreement and Stock Sale Lock-Up Agreement by and between Calvin D. Cline and Lone Star International Energy, Inc., Deferred Compensation Agreement and Stock Sale Lock-Up Agreement by and between Don R. Pyles and Lone Star International Energy, Inc., Deferred Compensation Agreement and Stock Sale Lock-Up Agreement by and between Michael D. Herrington and Lone Star International Energy, Inc., Deferred Compensation Agreement and Stock Sale Lock-Up Agreement by and between Richard P. Gazzola and Lone Star International Energy, Inc., Deferred Compensation Agreement and Stock Sale Lock-Up Agreement by and between Paula Fleming and Lone Star International Energy, Inc., Deferred Compensation Agreement and Promissory Notes by and between C.E. Justice and Lone Star International Energy, Inc., Consulting Agreement by and between John Moran and Lone Star International Energy, Inc., of our report dated February 26, 1998, with respect to the consolidated financial statements and schedules of Lone Star International Energy, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                    /s/ DAVIS, KINARD & CO., P.C.
                                    ------------------------------------------
                                    DAVIS, KINARD & CO., P.C.





Abilene, Texas,
May 4, 1998.